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                                                                    Exhibit 99.1
                                                                    ------------



FOR IMMEDIATE RELEASE

CONTACT:   Heide Erickson
           952.830.3332



                  JOSTENS POSTPONES ANNUAL SHAREHOLDER MEETING

                     Pending Special Shareholder Meeting on
                      Proposed Transaction with Investcorp


MINNEAPOLIS (March 9, 2000) - Jostens, Inc. (NYSE:JOS) announced today that its Board of Directors postponed its annual shareholders' meeting previously scheduled for April 27, 2000. The Board of Directors took the action to give shareholders the opportunity to vote on the proposed merger of Jostens into a company controlled by Investcorp, as announced on Dec. 28, 1999.

It is anticipated that the special shareholders' meeting will be held in late April, but no specific meeting date has been set.

Jostens is a leading provider of products, programs and services that help people celebrate important moments, recognize achievements and build affiliations. The company's products include yearbooks, class rings, graduation products, school photography, achievement awards, and products for athletic champions and their fans. Jostens had 1999 sales of $782 million.


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